Exhibit 10.1

SENTINEL STRATEGIC HOLDINGS LP

SUBSCRIPTION AGREEMENT

Chaince Digital Holdings Inc.
Name of Investor as it will be registered with the investment

Class of Interest (check applicable): ☒ Class A Interest ☐ Class B Interest ☐ Class C Interest

US$20,000,000
Amount of Capital Commitment (Class A Interest)

Amount of Capital Commitment (Class B Interest)

Amount of Capital Commitment (Class C Interest)

Sentinel Strategic Holdings LP

c/o c/o Pinnacle Fund Services LLP, 25 Sylvan Rd S, Suite B, Westport, Connecticut, CT06880, USA

Attn: [REDACTED]

Email: [REDACTED]

Ladies and Gentlemen:

The undersigned subscribing investor (the “Investor”) understands that Sentinel Strategic Holdings GP Ltd. acts as the general partner (the “General Partner”) of Sentinel Strategic Holdings LP, an exempted limited partnership registered in the Cayman Islands (the “Partnership”), which has been formed for the purpose of allowing qualifying investors to make certain investments as described in the Confidential Offering Memorandum of the Partnership dated [February 2026] (as it may be amended and/or supplemented from time to time, the “Memorandum”) and the Amended & Restated Exempted Limited Partnership Agreement of the Partnership (as amended or restated from time to time, the “Partnership Agreement” and collectively with the Memorandum, the “Fund Documents”). All capitalised terms used herein without definitions shall have the meanings given them in the Partnership Agreement or Memorandum, as applicable.

1.	the subscription

1.1 The Investor hereby subscribes for exempted limited partner interests (the “Interests”) in the Partnership corresponding to the amount of the capital commitment to the Partnership set forth above (the “Capital Commitment”) to be contributed to the capital of the Partnership in accordance with the provisions of the Partnership Agreement and this Subscription Agreement. Upon receipt of a Drawdown Notice from the General Partner, the Investor agrees to contribute to the Partnership that portion of the Capital Commitment determined by the General Partner pursuant to Section 5.7 of the Partnership Agreement within ten (10) Business Days after receipt of such Drawdown Notice,.

1.2 The Investor hereby delivers to the General Partner an executed counterpart of this Subscription Agreement (including the Attachments hereto).

1.3 The Investor agrees that this Subscription Agreement is valid, binding and enforceable against the Investor and shall be irrevocable upon acceptance by the General Partner. Each statement or answer made by the Investor below constitutes a representation and warranty to the General Partner and the Partnership.

1.4 The Investor acknowledges and agrees that the General Partner shall have the right to accept or reject this subscription, in whole or in part. If the General Partner rejects this Subscription Agreement, the General Partner shall forthwith thereafter return the Fund Documents to the Investor. Should the General Partner accept this Subscription, it shall promptly (i) retain the Fund Documents on behalf of the Partnership; and (ii) return to the Investor one copy of the Acceptance of Subscription, signed by the General Partner, and one copy of the fully executed signature page to the Partnership Agreement.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS

Recognizing that the Partnership and the General Partner will be relying on the information and the representations and warranties set forth herein, including, without limitation, the representations and warranties made by the Investor in the Attachments hereto, for many purposes, including to qualify for available exemptions, the Investor hereby represents and warrants to, and agrees with, the Partnership and the General Partner as follows:

2.1 The Investor has received, carefully read and understands the Memorandum, the Partnership Agreement and this Subscription Agreement and has consulted its own attorney, accountant, tax advisor and investment adviser with respect to the investment contemplated hereby and its suitability for the Investor. The Investor has had an opportunity to (i) ask questions of and receive answers from the General Partner concerning the terms and conditions of this Subscription Agreement, the Memorandum and the Partnership Agreement and the business of the Partnership and (ii) obtain any additional information concerning the offering, the Partnership and any related material to the extent the Partnership or the General Partner possesses such information or can acquire it without unreasonable effort or expense.

2.2 The Investor has not, without the consent of the General Partner, copied, reproduced or delivered the Memorandum, the Partnership Agreement, or this Subscription Agreement to any other person, except its professional advisers. The address set forth on the signature page below is the Investor’s true and correct legal address.

2.3 The Investor understands (i) that, except as otherwise provided in the Partnership Agreement, the Investor may not make less than the full amount of any required capital contribution, and (ii) the default provisions in the Partnership Agreement, which may require the Investor to forfeit up to 100% of such Investor’s capital account in the Partnership among other provisions, unless otherwise determined by the General Partner, in its sole discretion.

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2.4 The Investor’s decision to invest in the Partnership was made by the Investor as a person who (i) is independent of the General Partner and its affiliates, (ii) is authorized to make such investment decision, and (iii) has relied on the Investor’s own tax, legal and financial advisers with regard to all matters relating to the investment in the Partnership (including U.S. federal, state and local tax matters) and not on any advice or recommendation of the General Partner or any of its affiliates. The Investor’s prior investment experience and the Investor’s general knowledge about the management, proposed operations and prospects of the Partnership enable the Investor, together with the Investor’s advisers, to make an informed decision with respect to an investment in the Partnership. The Investor (x) is able to bear the economic cost of carrying the investment in the Partnership for an indefinite period of time; (y) has adequate means of providing for his, her or its current needs and possible personal contingencies even in the event of a complete loss of this investment; and (z) has no need for liquidity of the investment in the Partnership. The Investor’s investment in the Partnership is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity.

2.5 The Investor acknowledges that in making a decision to subscribe for the Interests, the Investor has relied solely upon the Partnership Agreement and the Memorandum and independent investigations made by the Investor. The Investor is not relying on the Partnership, the General Partner, or any other person or entity with respect to the legal, tax and other economic considerations involved in this investment other than the Investor’s own advisers. The Investor has carefully read this Subscription Agreement and, to the extent he, she or it believes necessary, has discussed with counsel the representations, warranties and agreements that the Investor is making herein. The Investor understands that Carey Olsen acts as Cayman Islands legal counsel and Davies Ward Phillips & Vineberg LLP as Canadian legal counsel only to the Partnership, the General Partner and their respective affiliates, and does not represent the Investor or any other person by reason of such person’s investment in the Partnership.

2.6 The Investor is acquiring the Interests for investment purposes only and not with a view to the resale or distribution of all or any part of such Interests and the Investor has no present intention, agreement or arrangement to divide the Investor’s participation with others or to sell, assign, pledge, transfer, hypothecate, or otherwise dispose of all or any part of such Interests.

2.7 The Investor acknowledges that he, she or it is not subscribing for Interests pursuant hereto as a result of or subsequent to (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site that is not password protected) or broadcast over television or radio, or (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, subsequent to or pursuant to any of the foregoing.

2.8 The Investor acknowledges that (i) he, she, or it does not have the right to withdraw from the Partnership or demand that the Partnership redeem all or any part of the Investor’s Interests or otherwise withdraw the Investor’s investment in the Partnership; (ii) distributions may be paid in cash or in kind; (iii) there are substantial restrictions on the transferability of the Interests; (iv) the Interests will not be, and Limited Partners of the Partnership have no rights to require that the Interests be, registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”); (v) there will be no public market for the Interests; and (vi) the General Partner may require the Investor to withdraw all or any portion of the Investor’s capital account pursuant to the terms and conditions set forth in the Partnership Agreement.

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2.9 The Investor acknowledges and is aware of the following: (i) the Partnership was recently formed and has no financial or operating history; (ii) the speculative nature and the degree of risk involved in the Partnership’s proposed investment activities, as described under the caption “Risk Factors” and “General Information - Conflicts of Interest” in the Memorandum; (iii) the method of compensation under the Partnership Agreement with respect to the General Partner, and under the Investment Management Agreement with respect to the Investment Manager, and the risks associated therewith; (iv) there are certain potential conflicts of interest that should be considered by the Investor before subscribing for Interests, many of which are set forth in the Memorandum; (v) the tax effects which may be expected by the Partnership are not susceptible to precise prediction, and future legislation, future rulings of the IRS and court decisions may have an adverse effect on the Partnership, the Partnership’s investments, and/or investors in the Partnership; and (vi) valuations for certain purposes under the Partnership Agreement may be unaudited and/or estimated and the General Partner has certain rights with respect to valuing the Partnership’s investments.

2.10 The Investor hereby represents that (i) he, she or it has all requisite power, authority and capacity to acquire and hold the Interests and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Investor in connection with this Subscription Agreement and the Partnership Agreement, and (ii) such execution, delivery and compliance does not conflict with or constitute a default under any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor may be bound. If the Investor is an individual, he or she is over 21 years of age and is legally competent to execute this Subscription Agreement. If the Investor is an entity, the person executing and delivering each of the instruments, including this Subscription Agreement, on behalf of the Investor has all requisite power, authority and capacity to execute and deliver such instruments, and, upon request by the Partnership or the General Partner, will furnish to the Partnership a true and correct copy of any instruments governing the Investor, including all amendments thereto.

2.11 The Investor understands that the value of a Limited Partner’s capital account under the Partnership Agreement and the performance of the Partnership may be based on unaudited, and in some cases estimated, valuations of the Partnership’s investments and that valuations provided in an Investor’s account statements may be an unaudited, estimated value. The Investor further understands that the General Partner has certain rights with respect to valuing investments.

2.12 Neither the General Partner nor anyone on either entity’s behalf has made any representations (whether written or oral) to the Investor (i) regarding the future performance of the Partnership, or (ii) that the past performance of the Partnership, the General Partner, or their respective affiliates will in any way predict the results of the Partnership’s activities.

2.13 The Investor understands that the General Partner shall have the right to accept or reject this Subscription.

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2.14 The representations and warranties in this Subscription Agreement, including those made in Attachments hereto (which are incorporated in this Subscription Agreement by reference), are true and accurate as of the date hereof and shall remain true and accurate until the Partnership is liquidated pursuant to the Partnership Agreement. If in any respect such representations and warranties shall not be true and accurate, the Investor shall give written notice of such fact to the General Partner specifying which representations and warranties are not true and accurate and the reasons therefore and shall provide the General Partner with any such further information as the General Partner may reasonably require.

2.15 The Investor acknowledges and understands that (i) the Interests have not been registered under the Securities Act, the securities laws of any state or the securities laws of any other jurisdiction, nor is such registration contemplated and in the Memorandum, (ii) the Interests are being offered and sold outside the United States to non-U.S. Persons and inside the United States to U.S. Persons (as defined in Appendix A) under an exemption from registration provided in Section 4(a)(2) and Regulation D of the Securities Act, and (iii) the transactions contemplated herein and the Partnership Agreement have not been reviewed by, passed on, or submitted to, any federal or state agency or self-regulatory organization. The Investor received the Fund Documents and first learned of the Partnership in the jurisdiction listed as the address of the Investor set forth on the Investor’s signature page hereto, and intends that the applicable securities laws of that jurisdiction shall govern this transaction. If the Investor is not a resident of the United States, the Investor understands that it is the responsibility of the Investor to satisfy himself or itself as to full observance of the laws of any relevant territory outside of the United States in connection with the offer and sale of the Interest, including obtaining any required governmental or other consent and observing any other applicable formalities.

2.16 The Investor understands and agrees that the Partnership intends to be exempt from registration as an investment company pursuant to an exception from the definition of investment company provided in Section 3(c)(7) of the U.S. Investment Company Act of 1940, as amended (the “1940 Act”). If the Investor is a U.S. Person, the Investor hereby further certifies that it is either (i) both a “qualified purchaser,” as defined in Section 2(a)(51)(a) of the 1940 Act, and has indicated the category under which the Investor qualifies as a qualified purchaser in the Investor Questionnaire for U.S. Persons and an “accredited investor,” as defined in Regulation D under the Securities Act, and has indicated the category under which the Investor qualifies as an accredited investor in the Investor Questionnaire for U.S. Persons or (ii) a “knowledgeable employee,” as defined in Rule 3c-5 of the 1940 Act, for purposes of Section 3(c)(7) thereunder, and has indicated such in the Investor Questionnaire for U.S. Persons.

2.17 The Investor understands that the General Partner may cause the Partnership to make an election pursuant to Section 754 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), upon cash distributions to a partner and transfers of Interests (including by reason of death). The general effect of such an election is that transferees of Interests are treated, for purposes of computing gain or loss on the disposition of an asset by the Partnership, as though they had acquired a direct interest in the Partnership’s assets and the Partnership is treated for such purposes upon certain distributions to the partners as though the transferee had newly acquired an interest in the Partnership’s assets and therefore acquired a new cost basis for such assets. Any such election can be made by the Partnership without the consent of the IRS, but such election cannot be revoked unless consented to by the IRS.

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2.18 The Investor understands and agrees that, although the Partnership and the General Partner will use their reasonable efforts to keep the information provided in the answers to this Subscription Agreement strictly confidential, the Partnership and the General Partner may present this Subscription Agreement and the information provided herein to such parties (e.g., affiliates, attorneys, auditors, administrators, brokers and regulators) as they deem necessary or advisable to facilitate the acceptance and management of the Investor’s capital contributions, including, but not limited to, in connection with anti-money laundering and similar laws, if called upon to establish the availability under any applicable law of an exemption from registration of the Interests, the compliance with applicable law and any relevant exemptions thereto by the Partnership, the General Partner or any of their respective affiliates or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Partnership, the General Partner or any of their respective affiliates are a party or by which they are or may be bound. The Partnership may also release information about the Investor if directed to do so by the Investor or if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation.

2.19 The Investor acknowledges that it will receive or have access to certain confidential proprietary information concerning the Partnership, which may include, without limitation, information regarding potential investments, financial information, trade secrets and the like (collectively, “Confidential Information”), which is proprietary in nature and non-public. The Investor agrees that it shall not disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Partnership and except as otherwise required by any regulatory authority, law or regulation, or by legal process. Notwithstanding the foregoing, the Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of: (a) the Partnership; and (b) any of its transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure.

2.20 ERISA and Other Benefit Plan Investor Information and Representations. The Investor has indicated in Attachment 2 whether or not it is a “Benefit Plan Investor,” as defined in Attachment 2. If it is not a Benefit Plan Investor on the date this Subscription Agreement is signed, the Investor agrees to notify the Partnership in writing a reasonable time in advance if it anticipates becoming a Benefit Plan Investor at any time while it continues to hold any Interests and to provide the information concerning its Benefit Plan Investor status required in Attachment 2. If the Investor is an entity that is a Benefit Plan Investor, it has indicated in Attachment 2 the maximum percentage of its equity interests that are held by Benefit Plan Investors and will promptly notify the Partnership in writing a reasonable time in advance if that percentage changes.

2.21 If the Investor is an insurance company and is investing the assets of its general account (or the assets of any wholly-owned subsidiary of its general account) in the Partnership, it has indicated in Attachment 2 whether its assets include “plan assets” within the meaning of Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and applicable regulations and as described in Attachment 2, and the maximum percentage of its assets that constitute “plan assets.” The Investor will notify the Partnership in writing a reasonable time in advance if that percentage changes.

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2.22 If the Investor is a Benefit Plan Investor, the Investor acknowledges that it is intended that the Partnership will not hold the “plan assets,” as described in Attachment 2, of any Benefit Plan Investor that acquires Interests in the Partnership. Accordingly, the Investor agrees that the Partnership may at any time require the Investor to withdraw from the Partnership, in whole or in part, to the extent that, in the opinion of the General Partner, is necessary to ensure that the assets of the Partnership are not treated as including “plan assets.”

2.23 If the Investor is, or is acting on behalf of, an ERISA Plan or a Section 4975 Plan, as those terms are defined in Attachment 2, or an entity that is a Benefit Plan Investor by reason of holding plan assets of any ERISA Plan, Section 4975 Plan, or a “Non-ERISA Plan” Investor, as defined in Attachment 2 (each such ERISA Plan, Section 4975 Plan, such entity holding plan assets or Non-ERISA Plan, a “Plan”):

(a) the person or entity signing this Subscription Agreement is a fiduciary of each such Plan (the “Plan Fiduciary”);

(b) the decision to invest in the Partnership was made by the Plan Fiduciary;

(c) the Plan Fiduciary is independent of and unrelated to the Partnership, the General Partner, the Investment Manager, and any person affiliated therewith and is duly authorized to make such an investment decision on behalf of the Plan;

(d) the acquisition and subsequent holding of the Interests do not and will not constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code, that is not subject to an applicable exemption;

(e) the Plan’s proposed investment in the Partnership is in accordance with the terms of the Plan’s governing instruments and applicable law and has been duly authorized and approved by all necessary parties;

(f) the Plan Fiduciary has not relied on, and is not relying on, the investment advice or other advice, evaluation or recommendation of the Partnership, the General Partner or the Investment Manager or any of their respective directors, officers, employees, representatives or affiliates with respect to the Plan’s investment in the Partnership, and neither the Partnership, the General Partner or the Investment Manager, nor any of their respective directors, officers, employees, representatives or affiliates, has any investment discretion with respect to the assets of the Plan which will be used to purchase Interests;

(g) the Plan Fiduciary has reviewed the compensation arrangement (i) between the Partnership and the General Partner, and (ii) between the Partnership and the Investment Manager, each as described in the Memorandum, and agrees that such arrangements are reasonable and may be terminated on reasonably short notice under the circumstances, and believes that such compensation arrangements provide for no more than reasonable compensation to such entities; and

(h) the Plan Fiduciary has been informed of and understands the Partnership’s investment objectives, policies and strategies and understands and acknowledges that the Partnership will invest its assets in accordance with such objectives, policies and strategies and without regard to the particular objective of any class or investors, including Plans.

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2.24 If the Investor is, or is acting on behalf of, an ERISA Plan or an entity that is a Benefit Plan Investor by reason of holding plan assets of any ERISA Plan:

(a) the person or entity signing this Subscription Agreement is a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder) and a “named fiduciary” (within the meaning of Section 402(a)(2) of ERISA and the regulations thereunder) of each such ERISA Plan (the “ERISA Plan Fiduciary”);

(b) the ERISA Plan Fiduciary understands the Partnership’s investment objectives, policies and strategies, has considered the following pursuant to its fiduciary duties under ERISA, and has concluded that the proposed investment in the Partnership is in accordance with its fiduciary responsibilities under ERISA:

(1) whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio of the ERISA Plan managed by the ERISA Plan Fiduciary to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

(2) the provisions of Section 404 of ERISA relating to the requirements for prudence and diversification of the assets of an ERISA Plan and the composition of that portion of the portfolio that the ERISA Plan Fiduciary manages with regard to diversification;

(3) the liquidity and current rate of return of that portion of the ERISA Plan’s portfolio managed by the ERISA Plan Fiduciary relative to the anticipated cash flow requirements of the Plan;

(4) the projected return of that portion of the portfolio managed by the ERISA Plan Fiduciary relative to the funding objectives of the Plan; and

(5) the risks associated with an investment in the Partnership and the fact that Limited Partners will generally not be able to withdraw from the Partnership or transfer their Interests without receiving the consent of the General Partner and complying with certain requirements of the Partnership Agreement.

2.25 The provisions of Section 2.20 through Section 2.24 shall also apply to each Non-ERISA Plan Investor, but references to ERISA in Section 2.23 shall include any similar applicable provisions of any U.S. federal, state, local, non-U.S. or other laws or regulation and any reference to ERISA shall be deemed to be a reference to such applicable law to the extent the Investor is not covered by ERISA. If the Investor is a Non-ERISA Plan Investor, the Non-ERISA Plan Investor represents that the Partnership’s assets shall not constitute the assets of such Non-ERISA Plan under the provisions of any applicable law.

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2.26 If the Investor is a Plan, such Plan’s participants are not permitted to self-direct investments into the Partnership, unless the Investor (i) is investing for the account of an individual participant or owner of either a self-directed 401(k) plan or a self-directed “individual retirement account” within the meaning of Section 408(a) of the Code (a “401(k)/IRA Investor”) and (ii) the Investor has indicated that it is a 401(k)/IRA Investor on the signature page hereto. If the Investor is a 401(k)/IRA Investor, the Interests shall, at all times after the purchase thereof by the Investor and prior to any transfer of such Interests pursuant to the terms of the Partnership Agreement, be beneficially owned solely by one individual (i.e., the participant or owner who directed the investment in the Interest).

2.27 If the Investor is a U.S. person, the Investor represents and warrants that it has not been subject to any disqualifying events, as defined under Rule 506(d) of Regulation D under the Securities Act (a “Disqualifying Event”), or any proceeding or event that could result in a Disqualifying Event that would either require disclosure under the provisions of Rule 506(e) promulgated under the Securities Act or result in disqualification under Rule 506(d)(1) of the Partnership’s use of the Rule 506 safe harbor. The Investor agrees to notify the General Partner promptly in writing if, subsequent to the date hereof, the Investor experiences or becomes subject to a Disqualifying Event. The Investor further represents and warrants that, unless it notifies the General Partner otherwise in writing, the Investor is not acting as part of a group (as such term is defined in Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended) with any other individuals or entities (including any existing or prospective Limited Partner) for the purpose of acquiring or holding the Interest. If the Investor’s Interests in the Partnership constitute (or the interests held in the aggregate by any group of which the Investor is a part constitute), or may at any time in the future constitute, twenty percent (20%) or more in interest of the Partnership’s voting securities, as determined by the General Partner, the Investor agrees to complete a separate questionnaire regarding any Disqualifying Events (a “Bad Actor Questionnaire”). Such Bad Actor Questionnaire and the information and representations otherwise provided hereunder shall form a part of and be incorporated in this Subscription Agreement and shall be subject to, among other things, the indemnification provisions and the duty to update information contained in this Subscription Agreement.

2.28 If the Investor is a partnership, grantor trust or S corporation for U.S. federal income tax purposes, then less than 50% of the Investor’s value is attributable to the Interests, and permitting the Partnership to satisfy the 100-partner limitation in Section 1.7704-1(h)(1)(ii) of the Treasury Regulations is not a principal purpose of the Investor’s beneficial owners investing in the Interests through the Investor.

2.29 The Investor acknowledges that the Investment Manager is not registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended.

2.30 Additional Representations and Warranties.

(a) In addition to the other representations and warranties set forth herein, to the extent that the Investor is not a U.S. Person (as defined in Appendix A), the Investor further represents and warrants that the Investor:

(1) has not and will not acquire the Interests in the United States;

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(2) has consulted with its own advisors and is fully informed as to the legal and tax requirements within the Investor’s own country (countries) regarding a purchase of the Interests;

(3) acknowledges that no government agency has passed upon the Interests or made any findings or determination as to the fairness of this investment;

(4) the Investor has received the Memorandum outside the United States;

(5) the Investor has executed this Subscription Agreement outside the United States;

(6) the Investor acknowledges (i) that the distribution of the Memorandum and the offer and sale of the Interests pursuant to the Memorandum and this Subscription Agreement in certain jurisdictions may be restricted by law and that no action has been or will be taken to permit a public offering in any jurisdiction where action would be required for that purpose and (ii) that the Investor has informed itself as to the legal requirements within its own jurisdiction for the acquisition, holding or disposal of the Interests and to any taxation or exchange control legislation applicable to it; and

(7) is not a member of the public in the Cayman Islands.

2.31 AEOI

(a) The Investor understands, acknowledges and agrees that pursuant to (A) Sections 1471 through 1474 of the Code and any associated legislation, regulations or guidance issued pursuant thereto; (B) any other legislation, regulations or guidance enacted in any jurisdiction which seeks to implement similar tax regimes (including the OECD Standard for Automatic Exchange of Financial Account Information in Tax Matters - the Common Reporting Standard (the “CRS”)); (C) any intergovernmental agreement between or among the Cayman Islands (or any Cayman Islands government body) and the U.S. or any other jurisdiction(s) (including any government bodies in any such jurisdiction(s)), entered into in order to comply with, facilitate, supplement or implement the legislation, regulations, guidance or standards described in sub-paragraphs (A) and (B), including the OECD Multilateral Competent Authority Agreement; and (D) any legislation, regulations or guidance implemented in any jurisdiction, including the Cayman Islands, that gives effect to the matters outlined in the preceding sub-paragraphs (collectively “AEOI”), the Partnership is required to comply with certain provisions of AEOI and may be required to obtain from the Investor certain identifying information, including, without limitation, name and address, and documentation (including the appropriate Individual Self-Certification Form or Entity Self-Certification Form and the applicable IRS Form W-8 or W-9), about the Investor and the Investor’s direct and indirect owners, and whether the Investor or any such owner is a U.S. person or entity, and other tax-related information and documentation.

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(b) The Investor acknowledges and agrees that:

(1) it will provide, in a timely manner, such information regarding the Investor and its beneficial owners and such forms or documentation as may be requested from time to time by the Partnership (whether by its directors or other agents such as the Administrator) to enable the Partnership to comply with the requirements and obligations imposed on it pursuant to AEOI, specifically, but not limited to, forms and documentation which the Partnership may require to determine whether or not the relevant investment is a “Reportable Account” (under any AEOI regime) and to comply with the relevant due diligence procedures in making such determination;

(2) any such forms or documentation requested by the Partnership, or its agents pursuant to sub-paragraph (A), or any financial or account information with respect to the Investor’s investment in the Partnership, may be disclosed to the Cayman Islands Tax Information Authority (or any other Cayman Islands governmental body which collects information in accordance with AEOI) and any other government authorities, and to any withholding agent where the provision of that information is required by such agent to avoid the application of any withholding tax on any payments to the Partnership and/or to comply with AEOI;

(3) it waives, and/or shall cooperate with the Partnership to obtain a waiver of, the provisions of any law or regulation which (1) prohibit or inhibit the disclosure by the Partnership or by any of its agents, of the information or documentation requested from the Investor pursuant to sub-paragraph (A); or (2) prohibit or inhibit the reporting of financial or account information by the Partnership or its agents required pursuant to AEOI; or (3) otherwise prevent or inhibit compliance by the Partnership with its obligations under AEOI;

(4) if it provides information and documentation that is in any way misleading, or it fails to provide the Partnership or its agents with the requested information and documentation, the Partnership reserves the right (whether or not such action or inaction leads to compliance failures by the Partnership, or a risk of the Partnership or its investors being subject to withholding tax or other costs, debts, expenses, obligations or liabilities (whether external, or internal, to the Partnership) (together, “costs”) under AEOI) (1) to take any action and/or pursue all remedies at its disposal including, without limitation, compulsory withdrawal of the Investor from the Partnership; and (2) to hold back from any repurchase proceeds, dividend payments or any other distributions, or to deduct from the Investor’s applicable net asset value, any taxes or other costs caused (directly or indirectly) by the Investor’s action or inaction; and

(5) it shall have no claim against the Partnership or its agents for any form of damages or liability as a result of actions taken or remedies pursued by or on behalf of the Partnership in order to comply with AEOI.

(c) The Investor hereby indemnifies the Partnership, the General Partner and the Administrator, and each of their respective principals, members, managers, officers, directors, stockholders, employees and agents and holds them harmless from and against any AEOI related liability, action, proceeding, claim, demand, costs, damages, expenses (including legal expenses), penalties or taxes whatsoever which the Partnership, the General Partner, the Investment Manager and/or the Administrator may incur as a result of any action or inaction (directly or indirectly) of the Investor (or any related person) described in Section 2.31. This indemnification shall survive the Investor’s death or disposition of its Interests.

(d) The Investor further agrees to waive any foreign law rights that would prevent such AEOI reporting or compliance with AEOI obligations in general.

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(e) If the Investor provides information or documentation that is in anyway misleading or inaccurate or if the Investor fails to provide information or documentation as may be requested from time to time, (whether or not such action or inaction leads to compliance failures by the Partnership, or a risk of the Partnership or its investors being subject to withholding tax or other penalties), the Partnership may take any action and/or pursue any remedies available to the Partnership including, without limitation, compulsory withdrawal of the Investor’s Interests and may deduct from any withdrawal proceeds in respect of the Interests so withdrawn, any liabilities, costs, expenses or taxes arising (directly or indirectly) from such action or inaction. The Partnership may also be required to treat the Investor’s interest in the Partnership as a reportable account in order to comply with its AEOI obligations.

(f) In connection with the foregoing, the Investor hereby indemnifies the Partnership and each Indemnified Person and holds them harmless from and against any liability, action, proceeding, claim, demand, costs, damages, expenses (including legal expenses) penalties or taxes whatsoever which an Indemnified Person may suffer or incur as a result of any misleading or inaccurate information or documentation provided to the Partnership or any action or inaction of the Investor. This indemnification shall survive the Investor’s death or disposition of its Interests in the Partnership.

(g) The Investor acknowledges and understands that any Indemnified Person or other identifiable person who is not a party to this Subscription Agreement may enforce any rights granted to it pursuant to this Subscription Agreement in its own right as if it was a party to this Subscription Agreement subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act, 2014, as amended, modified, re-enacted or replaced.

(h) The Investor acknowledges and consents that the Partnership, the Administrator, and/or the Investment Manager may disclose to each other, to any regulatory body or any other service provider to the Partnership or the Administrator in any jurisdiction, including those outside of the Cayman Islands, copies of the Investor’s subscription application and any information, certifications or documentation, including of a confidential nature, provided by the Investor to the Partnership, the Administrator and/or the Investment Manager. Any such disclosure shall not be treated as a breach of any restriction upon the disclosure of information imposed on such person by law or otherwise.

3.	ANTI-MONEY LAUNDERING REPRESENTATIONS

3.1 As part of the Partnership’s responsibility for preventing money laundering, the Partnership, the General Partner, the Investment Manager or their respective affiliates, subsidiaries, agents, or associates may require a detailed verification of the Investor’s identity and the source of the payment of each capital contribution.

3.2 The General Partner and/or the Investment Manager reserves the right to request such information as is necessary to verify the identity of the Investor. In the event of delay or failure by the Investor to produce any information required for verification purposes, the General Partner, in its sole discretion, may refuse to accept the subscription and the subscription monies relating thereto.

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3.3 The Investor understands that the information provided herein will be relied upon by the Partnership for the purpose of determining the eligibility of the Investor to purchase the Interests. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase an Interest. The Investor hereby waives any right of legal action in the event of any loss suffered as a result of any refusal by the Partnership to process a subscription, transfer or withdrawal of Interests pending receipt of any requested verifications of identity or other information in connection therewith.

3.4 Any information forwarded to the Partnership by the Investor will be treated on a confidential basis except that such information may be passed on to a relevant third party by the Partnership where so required by law or regulation, or as otherwise in compliance with the Investment Manager’s privacy policy (a copy of which has been provided to the Investor) and the Investor, by subscribing for an Interest, shall be deemed to have consented to such release of such confidential information.

3.5 The Investor hereby acknowledges that the Partnership seeks to comply with all applicable laws and regulations concerning money laundering and related activities. The Investor represents that the amounts it contributes to the Partnership are not and will not be directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations, and that acceptance by the Partnership of such partnerships will not breach any such laws or regulations. Federal regulations and Executive Orders administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or any list maintained pursuant to the applicable European Union and/or United Kingdom Regulations (as extended to the Cayman Islands by statutory instrument) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals (the lists of OFAC prohibited countries, territories, persons and entities can be found at http://www.treasury.gov/resource- center/sanctions/Pages/default.aspx). In addition, the programs administered by OFAC (the “OFAC Programs”) and equivalent programs maintained pursuant to the applicable European Union and/or United Kingdom Regulations (as extended to the Cayman Islands by statutory instrument) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the such lists.

3.6 The Investor hereby represents and warrants that none of (i) the Investor, (ii) any person controlling or controlled by the Investor, (iii) if the Investor is a privately held entity (including a corporation, limited liability company, trust or partnership), to the best of the Investor’s knowledge after conducting due diligence, any person having a beneficial interest in the Investor, or (iv) to the best of the Investor’s knowledge after conducting due diligence, any person for whom the Investor is acting as agent or nominee in connection with this investment, is (x) a country, territory, individual or entity named on an OFAC list (or such other applicable lists), or is a person or entity prohibited under the OFAC Programs (or such other applicable programs), or resident in, organized or chartered under the laws of a jurisdiction that has been designated by the Secretary of the U.S. Treasury Department under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering concerns, or (y) is a senior foreign political figure,1 any immediate family member2 or close associate3 of a senior foreign political figure as such terms are defined in the footnotes below. To the extent that the General Partner requests evidence of the Investor’s identity, the Investor agrees to provide such evidence and will represent and warrant that the information provided is genuine and all related information provided is accurate.

1 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a senior official of a major non-U.S. political party, or a senior executive of a non-U.S. government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

2 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

3 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

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3.7 If the Investor is investing for its own account, the Investor represents and warrants that: (i) he/she/it is not acting as agent, representative, intermediary/nominee or in any similar capacity for any other individual or entity, (ii) no other individual or entity will have a beneficial or economic interest in the Interests for which the Investor hereby subscribes, and (iii) the amounts contributed to the Partnership by the Investor originated directly from a bank or brokerage account in the name of the Investor. If the Investor is an intermediary investing in its own name on behalf of other investors, the Investor represents and warrants that: (i) the Investor falls within Section 22(1)(d)(i)-(v) of the Anti-Money Laundering Regulations (As Revised) of the Cayman Islands, as amended and revised from time to time, (ii) it is in compliance with all applicable laws, rules and regulations, (iii) he/she/it is subscribing for the Interests as a record owner in its capacity as an agent, representative or nominee on behalf of one or more investors (the “Underlying Investors”) and agrees that the representations, warranties and covenants made herein are made by it on behalf of itself and the Underlying Investors, (iv) the amounts contributed to the Partnership with respect to the Underlying Investors originated directly from a bank or brokerage account in the name of the Underlying Investors, (v) he/she/it has all requisite power and authority from the Underlying Investors to execute and perform the obligations undertaken herein, (vi) has carried out agreed identification procedures with regard to all Underlying Investors, and (vii) has established the identity of all Underlying Investors, holds evidence of such identities and will make such information available to the Partnership upon request. The Investor acknowledges that additional capital contributions by the Investor may be refused and/or distributions may be delayed if the Partnership reasonably believes it does not have satisfactory evidence of the Underlying Investors’ and the Investor’s identity.

3.8 If the Investor is a non-U.S. banking institution (a “Foreign Bank”) or if the Investor receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Investor represents and warrants to the Partnership that (i) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (ii) the Foreign Bank employs one or more individuals on a full-time basis; (iii) the Foreign Bank maintains operating records related to its banking activities; (iv) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (v) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

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3.9 The Investor acknowledges that if any of the foregoing representations, warranties or covenants ceases to be true or if the General Partner no longer reasonably believes that it has satisfactory evidence as to their truth, notwithstanding any other agreement to the contrary, the General Partner may be required to freeze the Investor’s investment in the Partnership, either by prohibiting additional capital contributions and/or segregating the assets constituting the investment in accordance with applicable regulations, or the Investor’s investment may immediately be involuntarily withdrawn by the Partnership. In the event that the Partnership is required to take any of the foregoing actions, the Investor understands and agrees that it shall have no claim against the Partnership, the General Partner or any of their respective affiliates, directors, members, partners, shareholders, officers, employees and agents for any form of damages as a result of any of the aforementioned actions.

3.10 The Investor understands and agrees that any distributions paid to it will be paid to the same account from which the Investor’s initial investment in the Partnership was originally remitted, unless the General Partner, in its sole discretion, agrees otherwise.

3.11 The Investor understands that the Partnership or the General Partner may release confidential information about the Investor and, if applicable, any underlying beneficial owners, to proper authorities if required by law or if the General Partner, in its sole discretion, determines that it is in the best interests of the Partnership in light of relevant rules and regulations under the laws set forth above.

3.12 The Investor will, upon request by or on behalf of the General Partner or the Partnership, provide such information and supporting documentation as is required in respect of itself, its owners and/or controllers to satisfy the requirements, present or future, of the Beneficial Ownership Transparency Act, 2023 (as amended) and the associated regulations and to update such information and supporting documentation should any relevant change occur thereto, and consents to the disclosure by the General Partner or the Partnership of any information about it or about any beneficial owner to any relevant regulators and others upon request in connection with anti-money laundering compliance and related matters both in the Cayman Islands and in other jurisdictions.

3.13 If the Investor is a financial institution (as defined under the USA PATRIOT Act), the Investor represents that it has an appropriate anti-money laundering program that complies with all applicable laws, rules and regulations and has obtained appropriate background information regarding all of the officers, managers, directors, trustees and beneficial owners of the Investor.

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4.	POWER OF ATTORNEY FOR ALL INVESTORS IN THE PARTNERSHIP

The Investor hereby appoints each of Sentinel Strategic Holdings GP Ltd. and any other general partner of the Partnership as the Investor’s true and lawful representative and attorney-in-fact, with full power of substitution and resubstitution and in the Investor’s name, place and stead, to make, execute, acknowledge, record and file all documents necessary to carry out the intention and purpose of the Partnership Agreement, including, without limitation: (i) the Partnership Agreement, as well as any amendments and/or restatements of the Partnership Agreement, on behalf of the Investor (ii) all documents required to reflect the exercise by the General Partner of any of the powers granted to it under the Partnership Agreement, (iii) all other instruments, documents and certificates which may be required by the laws of any jurisdiction in that the Partnership does business, or any political subdivision or agency thereof, to effectuate, implement or continue the valid and subsisting existence of the Partnership, and (iv) any other documents as shall be necessary or appropriate to create, operate, dissolve or liquidate the Partnership and/or any AIVs or Parallel Funds (as applicable), in accordance with the terms of the Partnership Agreement and this Subscription Agreement. This power of attorney, given to secure obligations owed to the donee of the power, is irrevocable, and shall survive the death or legal incapacity of the Investor.

5.	WITHHOLDING FORMS

The Investor represents, warrants and agrees (for the benefit of the Partnership and of any person who participated in the offer or sale of its Interests) that it has provided a complete and duly executed IRS Form W-8BEN, W-8BEN-E, W-8IMY, W-8EXP or W-8ECI (each, a foreign person certificate) or W-9 (a U.S. person certificate), as appropriate, and shall cooperate with the General Partner upon its request in order to maintain appropriate records and provide for withholding amounts, if any, relating to the Investor’s Interests and, further, in the event that the Investor fails to provide such information regarding U.S. tax withholding, the General Partner, the Partnership, the Investment Manager and their respective direct or indirect partners, members, managers, officers, directors, employees, agents, service providers and their affiliates shall have no obligation or liability to the Investor with respect to any U.S. tax matters or obligations which may be assessed against the Investor or its beneficial owners. The Investor further represents, warrants and agrees that it will notify the Partnership within sixty (60) days of a change to its status as a “United States person” (as defined in Section 7701(a)(30) of the Code), or non-United States person and will provide updated IRS Tax Forms upon the General Partner’s request. The Investor expressly acknowledges that such tax forms and withholding information may be provided to any withholding agent that has control, receipt or custody of the income of which the Investor is the beneficial owner or any withholding agent that can disburse or make payments of the income of which the Investor is the beneficial owner.

6.	INDEMNIFICATION

The Investor acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties contained in this Subscription Agreement (including the Attachments hereto), and hereby agrees to indemnify and hold harmless the Partnership, the General Partner, each of their respective affiliates, and each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing, within the meaning of Section 15 of the Securities Act from and against any and all loss, claim, damage, liability or expense whatsoever due to or arising out of or based upon (i) any false or misleading representation or warranty made by the Investor, or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription Agreement or in any other document furnished by the Investor to any of the foregoing in connection with this transaction, or (ii) any action for securities law violations instituted by the Investor that is finally resolved by judgment against the Investor.

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7.	MISCELLANEOUS

7.1 The Investor represents and warrants that the information provided in this Subscription Agreement and the Attachments hereto is true, accurate and complete and may be relied upon by the Partnership, General Partner and their respective affiliates for any purpose, including the establishment of investor-related facts underlying claims of exemption from the registration provisions of federal and state securities laws. The Investor and the Investor’s fiduciaries, if any, agree to indemnify and hold the Partnership, the General Partner and their respective controlling persons, officers, directors, partners and employees, free and harmless from and in respect of any and all claims, actions, demands, causes of action and expenses whatsoever arising from the breach or alleged breach of any of the representations and warranties made in the preceding sentence or elsewhere in this Subscription Agreement.

7.2 Instructions. The Partnership and the General Partner are each hereby authorized and instructed to accept and execute any instructions in respect of the Interests to which this Subscription Agreement relates given by the Investor in written form or by facsimile or other form of electronic transmission (collectively, “Electronic Instructions”). If Electronic Instructions are given by the Investor, the Investor undertakes to keep each Indemnified Person indemnified and held harmless against any loss of any nature whatsoever incurred by such Indemnified Person as a result of any of them acting upon Electronic Instructions. The Partnership and the General Partner may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons.

7.3 If the Investor elects at any time to provide an Electronic Instruction to the Partnership or the General Partner on its behalf (including Electronic Instructions relating to subscription, redemption/withdrawal, transfer, contact updates or otherwise) using electronic or digital signature technology (“E-signature”), whether it is a computer-generated signature, an electronic copy of the Investor’s true ink signature or otherwise, the Investor authorizes and instructs the Partnership, the General Partner and its agents to accept and execute any and all such Electronic Instructions which are provided using an E-signature. The Investor acknowledges and agrees that any Electronic Instruction provided to the Partnership or the General Partner on its behalf using an E-signature shall be treated by the Partnership and the General Partner as valid and binding as the Investor’s true ink signature. If Electronic Instructions are provided by the Investor at any time using an E-signature, the Investor agrees to keep each of the Partnership and the General Partner indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon Electronic Instructions provided using an E-signature. The Investor acknowledges and agrees that the Partnership, the General Partner and its agents may rely conclusively upon and shall incur no liability whatsoever including, without limitation, any losses (whether direct, indirect, consequential, in contract, tort, or otherwise) arising in respect of any action taken or omitted to be taken upon any Electronic Instructions provided using an E-signature believed in good faith to be genuine or to be signed by properly authorized persons on behalf of the Investor. The foregoing shall not obligate the Partnership or the General Partner to process Electronic Instructions executed by E-signature. The Partnership and the General Partner may decline to act on any E-signature Electronic Instruction in their absolute discretion, and intend to do so particularly in circumstances where the Partnership or the General Partner are unable to verify whether an Electronic Instruction has been provided by a party authorized to give Electronic Instructions on behalf of the Investor. If any Electronic Instruction is submitted by the Investor and not acknowledged by the Partnership or General Partner, it is the Investor’s obligation to contact the Partnership or the General Partner to confirm receipt.

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7.4 The General Partner or its designee may request from the Investor from time to time such additional information as it may deem necessary in connection with this Subscription Agreement, including, without limitation, (i) to evaluate the eligibility of the Investor to acquire the Interests, (ii) to determine the eligibility of the Investor to hold the Interests, (iii) to enable it to determine the Partnership’s compliance with applicable regulatory requirements or tax status, and (iv) to enable it to comply with the requirements of applicable anti-money laundering rules and regulations; and the Investor shall provide such information as may reasonably be requested. The Investor agrees to notify the General Partner promptly if there is any change with respect to any of the foregoing information or representations and to provide the General Partner with such further information as the General Partner may reasonably require. In addition, the Investor agrees that if the Investor increases its Capital Commitment, the Investor shall be deemed to have reaffirmed, as of the date of such increase of its Capital Commitment, each and every representation made by the Investor in this Subscription Agreement or any other instrument provided by the Investor to the General Partner in connection therewith, except to the extent modified in writing by the Investor and consented to by the General Partner.

7.5 Data Protection.

(a) Personal data must be supplied by the Investor to the Partnership, its affiliates and delegates, including but not limited to the Administrator, in order for an investment in the Partnership to be made and for the investment in the Partnership to continue. Certain personal data must also be supplied to enable the investment to be redeemed. If the required personal data is not provided, the Investor will not be able to invest in the Partnership.

(b) The Partnership’s privacy notice appended hereto provides information on the Partnership’s use of personal data in accordance with the Cayman Islands Data Protection Act (As Revised) and the Cayman Islands Date Protection Regulations (As Revised) (together, the “Privacy Rules”) and, in respect of EU data subjects, the EU General Data Protection Regulation (together with the Privacy Rules, the “Data Protection Legislation”).

(c) The Investor acknowledges receipt of the Partnership’s privacy notice and agrees to promptly provide the privacy notice (or any updated version thereof as may be provided from time to time) to each individual (such as any individual directors, shareholders, beneficial owners, authorized signatories, trustees or others) whose personal data the Investor provides to the Partnership or any of its affiliates or delegates, including but not limited to the Administrator.

(d) The Investor represents and warrants that all personal data provided to the Partnership, its affiliates and delegates, including but not limited to the Administrator, by or on behalf of the Investor is provided in accordance with applicable laws and regulations, including, without limitation, those relating to privacy or the use of personal data. The Investor shall ensure that any personal data that the Investor provides to the Partnership or its delegates (including, without limitation, the Administrator) is accurate and up to date, and the Investor shall promptly notify the Administrator if the Investor becomes aware that any such data is no longer accurate or up to date.

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(e) The personal data may be collected directly from the Investor, through the Administrator, including the Administrator’s employees, affiliates, agents or contractors, through the Investor’s agent (including the Investor’s financial adviser) or any other third party who communicates with the Partnership on the Investor’s behalf.

(f) The Partnership, the General Partner, the Investment Manager, and the Administrator may use the personal data for such purposes as are necessary in relation to the provision, administration or management of the services for which the Investor is currently applying. This may include, without limitation, processing the personal data for the purposes of providing administrative services in connection with the Investor’s investment, preventing fraud, carrying out money laundering checks or conflict checks, complying with any legal regulations and reporting to and auditing by national and international regulatory bodies (collectively, the “Services”).

(g) The Partnership, the General Partner, the Investment Manager and/or the Administrator may retain, disclose or transfer the personal data internationally both to other offices of the Administrator, its employees, affiliates, agents or contractors for the purposes described above, including to countries outside the U.S., European Economic Area or the Cayman Islands which may not provide similar level of data protection to that of the U.S., the Cayman Islands, or countries within the European Economic Area. Agreement to this Section 7.5 shall constitute notification and (where applicable) consent to such transfers.

(h) In order to provide the Investor with the Services, the Partnership and/or the General Partner will disclose the personal data to its associated or affiliated companies, the Investment Manager, the Administrator, the Investor’s financial adviser and other third parties who will process the personal data on the Partnership’s behalf for the purposes and in the manner set out in this Section 7.5.

(i) This Section 7.5 and the disclosure of personal data by the Investor is understood by the Investor and the Partnership as constituting consent so that the Partnership, the General Partner, the Investment Manager, the Administrator and/or their respective employees, affiliates, agents or contractors may process the personal data on the terms set out in this clause.

7.6 Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the Investor, the Investor does not hereby, thereby or in any other manner waive any rights granted to the Investor under federal or state laws.

7.7 The Investor agrees not to transfer or assign this Subscription Agreement, nor any of his, her or its Interests herein, and further agrees that the assignment and transferability of the Interests acquired pursuant hereto shall be made only in accordance with the Partnership Agreement.

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7.8 The Investor agrees not to cancel, terminate or revoke this Subscription Agreement or any agreement made by him, her or it hereunder and further agrees that this Subscription Agreement shall survive the death, disability or dissolution of the Investor, as the case may be. This Subscription Agreement (i) shall be binding upon the Investor and the heirs, legal representatives, successors, and permitted assigns of the Investor and shall inure to the benefit of the Partnership and its successors and assigns, (ii) shall survive the acceptance of the Investor as a member of the Partnership, and (iii) shall, if the Investor consists of more than one person, be the joint and several obligation of each of such person.

7.9 The Investor understands and agrees that the General Partner and the Partnership may disclose the intended Capital Commitment to other prospective investors in the Partnership.

7.10 The Investor acknowledges and agrees that the Partnership and/or the General Partner, subject to applicable law, will provide to the Investor (or the Investor’s designated agents) statements, reports, financial statements and other notices or communications relating to the Partnership and/or the Investor’s investment in the Partnership in electronic format to the email address set forth in the Investor’s signature page below. The Investor acknowledges that emails from the Partnership, the General Partner and/or the General Partner may be accessed by recipients other than the Investor and may be interfered with, may contain computer viruses or other defects and may not be successfully replicated on other systems. The Partnership, the General Partner and/or the General Partner each give no warranties in relation to these matters. The Investor understands that if it has any doubts about the authenticity of an email purportedly sent by the Partnership, and/or the General Partner, the Investor should contact the purported sender immediately. All notices or other communications given or made hereunder to the Partnership or the General Partner shall be in writing and shall be emailed to: [REDACTED].

7.11 Such address may be changed from time to time by a notice given in accordance with the provisions hereof.

7.12 The Investor acknowledges receipt of the Partnership’s privacy notice attached hereto which explains the manner in which the Partnership will collect and maintain non-public personal information about the Investor (the “Cayman Privacy Notice”) and consents to its non-public personal data being disclosed to, held, processed and transferred by the Partnership and any Data Processor (as defined under the Privacy Rules and any regulations or orders promulgated pursuant thereto) as set out in the Cayman Privacy Notice. The Investor shall promptly provide the Cayman Privacy Notice to (i) each individual whose non-public personal data the Investor has provided or will provide to the Partnership or any of its service providers, affiliates or delegates in connection with the Investor’s investment in the Partnership and (ii) any other individual connected to the Investor as may be required by the Partnership or any of its service providers, affiliates or delegates. The Investor shall also promptly provide to any such individual, on request by Partnership or any of its service providers, affiliates or delegates, any updated versions of the Cayman Privacy Notice. The Investor acknowledges and agrees (and warrants that any individual on whose behalf it is making a subscription acknowledges and agrees) that in the course of the processing of personal data such personal data may be transferred, to the extent permissible under the Privacy Rules, to data processors and data controllers situated or operating in countries outside of the Cayman Islands and that such countries may not have data protection laws equivalent to those in the Cayman Islands.

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7.13 If the Investor is acting as trustee, agent, representative or nominee for another investor (a “Beneficial Owner”), the Investor understands and acknowledges that the representations, warranties and agreements made herein are made by the Investor (a) with respect to the Investor and (b) with respect to the Beneficial Owner. The Investor further represents and warrants that it has all requisite power and authority from said Beneficial Owner to execute and perform the obligations under this Subscription Agreement. The Investor also agrees to indemnify the Partnership, the General Partner and their directors, members, partners, officers and agents for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor’s misrepresentation or misstatement contained herein, or the assertion of the Investor’s lack of proper authorization from the Beneficial Owner to enter into this Subscription Agreement or perform the obligations hereof.

7.14 This Subscription Agreement shall be construed in accordance with and governed by the laws of the Cayman Islands without regard to its conflicts of law rules, notwithstanding the place where this Subscription Agreement may be executed by any party.

7.15 To the fullest extent permitted by applicable law, any action or proceeding brought by the Investor against the General Partner (or direct or indirect owners, officers, directors, managers or employees in their capacity as such, or in any related capacity) or the Partnership, or relating in any way to this Subscription Agreement, the Partnership Agreement or the Memorandum, shall be brought and enforced in the courts of the Cayman Islands or (to the fullest extent subject-matter jurisdiction exists therefore) and, to the extent permitted by applicable law, the Investor irrevocably submits to the non-exclusive jurisdiction of the courts of the Cayman Islands in respect of any action or proceeding between it and the General Partner (or direct or indirect owners, officers, directors, managers or employees in their capacity as such, or in any related capacity) or the Partnership, or relating in any way to this Subscription Agreement, the Partnership Agreement or the Memorandum. The Investor irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the courts of the Cayman Islands and any claim that any such action or proceeding brought in the courts of the Cayman Islands has been brought in an inconvenient forum. THE INVESTOR AND THE GENERAL PARTNER, ON BEHALF OF ITSELF AND THE PARTNERSHIP, IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY ACTION OR PROCEEDING BY OR AGAINST THE GENERAL PARTNER (OR DIRECT OR INDIRECT OWNERS, OFFICERS, DIRECTORS, MANAGERS OR EMPLOYEES IN THEIR CAPACITY AS SUCH, OR IN ANY RELATED CAPACITY) OR THE PARTNERSHIP, OR IN ANY WAY RELATING TO THIS SUBSCRIPTION AGREEMENT, THE PARTNERSHIP AGREEMENT OR PRIVATE PLACEMENT MATERIALS.

7.16 This Subscription Agreement, including the Attachments and Exhibits hereto and any side letter or similar agreement entered into by the Investor, the Partnership, the General Partner and/or the Investment Manager in connection with the Investor’s subscription for Interests (a “Supplementary Agreement”) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only in writing, executed by all parties hereto. This Subscription Agreement and any Supplementary Agreement supersedes any prior or contemporaneous agreements, arrangements and understandings, written or oral, between the parties regarding the same. This Subscription Agreement may be amended only in writing, executed by the Investor and the Partnership. Article titles or headings to sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation hereof.

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7.17 The Investor acknowledges and agrees that any notations, alterations, strike-outs, addenda, inserts or verbiage purporting to amend the terms of this Subscription Agreement shall not be effective unless explicitly agreed to by the Partnership or its agents. Absent explicit agreement, the issuance of a trade confirmation or contract note shall not be construed as the Partnership’s acceptance or agreement to any such purported amendments.

7.18 If any provision of this Subscription Agreement is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provisions hereof, and to this extent the provisions hereof, shall be severable.

7.19 A person who is not a party to this Subscription Agreement may not, in its own right or otherwise, enforce any term of this Subscription Agreement except that each Indemnified Party and each other identifiable person who is not a party to this Subscription Agreement (each, a “Beneficiary”) may in its own right enforce directly its respective rights pursuant to each of the relevant provisions of this Subscription Agreement (where it has been granted rights) as if it was a party to this Subscription Agreement subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act (as amended) of the Cayman Islands. Notwithstanding any other term of this Subscription Agreement, the consent of any person who is not a party to this Subscription Agreement (including without limitation any Beneficiary) is not required for any amendment to, or variation, release, rescission, assignment, novation, settlement under or the termination of this Subscription Agreement.

7.20 This Subscription Agreement (including any non-contractual obligations or liabilities arising out of it or in connection with it) shall be governed by and construed in accordance with the laws of the Cayman Islands and Section 22.20 of the Partnership Agreement is hereby incorporated mutatis mutandis.

7.21 This Subscription Agreement will not be binding on the Partnership until it is agreed to and accepted by the General Partner on behalf of the Partnership.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as of the date referenced below on the applicable signature page.

[Signature pages and certain schedules and similar attachments have been omitted.]

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